Exhibit 21.1

CATALENT PHARMA SOLUTIONS, INC. SUBSIDIARIES

(AS OF MARCH 2013)

NAME (STATE OF ORGANIZATION)

SUBSIDIARIES OF CATALENT PHARMA SOLUTIONS, INC.

1.	Allcaps Weichgelatinekapseln GmbH & Co. KG (GERMANY)
2.	Allcaps Weichgelatinekapseln Verwaltungs GmbH (GERMANY)
3.	Catalent Argentina S.A.I.C. (ARGENTINA)
4.	Catalent Australia Holding Pty Ltd. (AUSTRALIA)
5.	Catalent Australia Pty Ltd. (AUSTRALIA)
6.	Catalent Belgium Holding S.A. (BELGIUM)
7.	Catalent Belgium S.A. (BELGIUM)
8.	Catalent Brasil Ltda. (BRAZIL)
9.	Catalent China Holdings Limited (CAYMAN ISLANDS)
10.	Catalent Cosmetics AG (SWITZERLAND)
11.	Catalent CTS Holdings, LLC (DELAWARE)
12.	Catalent CTS Informatics, Inc. (DELAWARE)
13.	Catalent CTS Intermediate Holdings, LLC (DELAWARE)
14.	Catalent CTS, LLC (DELAWARE)
15.	Catalent CTS (Kansas City), LLC (DELAWARE)
16.	Catalent CTS (Singapore) Private Limited (SINGAPORE)
17.	Catalent CTS (Wales) Limited (UNITED KINGDOM)
18.	Catalent CTS (Edinburgh) Limited (UNITED KINGDOM)
19.	Catalent France Beinheim S.A. (FRANCE)
20.	Catalent France Limoges Holding S.A.S. (FRANCE)
21.	Catalent France Limoges S.A.S. (FRANCE)
22.	Catalent Germany Holding II GmbH (GERMANY)
23.	Catalent Germany Holding III GmbH (GERMANY)
24.	Catalent Germany Schorndorf GmbH (GERMANY)
25.	Catalent Italy Holding S.r.l. (ITALY)
26.	Catalent Italy S.p.A. (ITALY)
27.	Catalent Japan K.K. (JAPAN)
28.	Catalent Netherlands Holding B.V. (NETHERLANDS)
29.	Catalent Pharma Solutions, LLC (DELAWARE)
30.	Catalent Pharma Solutions GmbH (SWITZERLAND)
31.	Catalent Pharma Solutions Limited (UNITED KINGDOM)
32.	Catalent Pharmaceutical Consulting (Shanghai) Co., Ltd (CHINA)
33.	Catalent PR Humacao, Inc. (PUERTO RICO)
34.	Catalent Singapore Holdings Pte. Ltd. (SINGAPORE)
35.	Catalent (Shanghai) Clinical Trial Supplies, Co. Ltd. (CHINA)
36.	Catalent U.K. Swindon Holding II Limited (UNITED KINGDOM)
37.	Catalent U.K. Swindon Encaps Limited (UNITED KINGDOM)
38.	Catalent U.K. Swindon Zydis Limited (UNITED KINGDOM)
39.	Catalent U.K. Packaging Limited (UNITED KINGDOM)
40.	Catalent USA Packaging, LLC (DELAWARE)
41.	Catalent USA Woodstock, Inc. (ILLINOIS)
42.	Catalent US Holding I, LLC (DELAWARE)
43.	Catalent US Holding II, LLC (DELAWARE)
44.	Catalent Uruguay S.A. (URUGUAY)
45.	F&F Holding GmbH (GERMANY)
46.	Glacier Corporation (VERMONT)
47.	R.P. Scherer DDS B.V. (NETHERLANDS)
48.	R.P. Scherer GmbH & Co. KG (GERMANY)
49.	R.P. Scherer Technologies, LLC (NEVADA)
50.	R.P. Scherer Verwaltungs GmbH (GERMANY)